UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 30, 2009
Citizens First Bancorp, Inc.
(Exact name of Company as specified in its charter)

Delaware	0-32041	38-3573852
(State or other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

525 Water Street, Port Huron, Michigan (Address of principal executive offices)	48060 (Zip Code)
Company’s telephone number, including area code: (810) 987-8300
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d—2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS
Certain statements contained herein are not based on historical facts and are “forward-looking statements” within the meaning of Section 21A of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond the Company’s control), may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may likely result,” “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of these terms. Actual results could differ materially from those set forth in forward-looking statements, due to a variety of factors, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset/liability management, change in the financial and securities markets, including changes with respect to the market value of our financial assets, the availability of and costs associated with sources of liquidity, and the ability of the Company to resolve or dispose of problem loans. The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.
Item 2.06 Material Impairments.
     Citizens First Bancorp, Inc. (the “Company”) filed a report on SEC Form 8-K on October 7, 2009 reporting its determination that there was a material impairment of its loans and collateralized mortgage obligations that was not reported in the Company’s June 30, 2009 SEC Form 10-Q, and further reporting that the exact amount of the impairment could not be reasonably estimated at the time.
     The Company has now completed its internal examination and calculation of the amount of the impairment of its loans and collateralized mortgage obligations not previously reported in its SEC Form 10-Q for the period ended June 30, 2009. The Company hereby amends its previous report on SEC Form 8-K to report the amount of the impairment of its loans and collateralized mortgage obligations, not previously reported, at June 30, 2009 of $47,108,000 and $4,073,000, respectively. In addition to the forgoing impairments and other adjustments affecting the net loss for the period, the Company has determined that its net deferred tax asset was also impaired by $18,394,000 at June 30, 2009, for which the Company must establish a valuation allowance and which amount will be charged to other comprehensive income for the period ended June 30, 2009.
     The effect of the forgoing impairments and other known adjustments affecting the net loss for the three month period ended June 30, 2009, not previously reported, will be to reduce total shareholders’ equity at June 30, 2009 from $59,536,000 to ($13,142,000) and reduce Tier 1 regulatory capital of CF Bancorp, the Company’s wholly owned bank subsidiary, from $90,706,000 to $38,813,000.
     The Company’s management and the board have identified the need for the adjustments based upon their review of information regarding the Company’s real estate loan portfolio, in particular, current and constantly evolving information about the challenges faced by the Company’s loans customers and their financial position, valuation data and trends with respect to the collateral securing these loans and, in general the continued overall decline in the housing market.
     The Company is preparing an amended and restated SEC Form 10-Q for the period ended June 30, 2009, which will be filed as soon as practicable after it completes a review for potential additional implications on the financial statements contained therein, from the forgoing impairments and adjustments.
Item 9.01 Financial Statements and Exhibits
None

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 5, 2009	Citizens First Bancorp, Inc.
	By:	/s/ Marshall J. Campbell
Marshall J. Campbell
Chairman, President and Chief Executive Officer

4